SUBSIDIARIES OF EFTEK CORP.



1.      CFC, Inc.
        324 New Brooklyn Road
        Berlin, New Jersey 08009

2.      Fire Doctor, Inc.
        Plaza 1000, Suite 309
        Voorhees, New Jersey 08043